                  AGREEMENT FOR PURCHASE AND SALE OF SOFTWARE

        WHEREAS, Dr. Peter Donnelly and Mark L. Galligan, (hereinafter known as
"Sellers") are owners of "The Insight Profile(TM)", a software program, and
PSITEK Inc., (hereinafter known as "Buyer") is desirous of acquiring all of the right title and interest that Sellers have in the Software program known as "The Insight Profile(TM)" (hereinafter referred to as the "Software"), including the unrestricted right to convey complete and unencumbered ownership of said software as of the date of December 15, 1999.

         NOW THEREFORE, as of this date, December 15, 1999, Sellers agree that the Affidavit attached to this Agreement regarding their ownership and full rights of ownership is still valid.

Buyer agrees to pay to Sellers as full consideration for the acquisition of the full rights and privileges of the unencumbered ownership of the Software purchased as a result of this Agreement:

1. Cash in the total amount of $17,000.

2. 3,000,000 shares common stock of CareerTek To Peter Donnelly, with the right to designate alternate owners of record. It is understood and agreed that restrictions on the transfer of any or all of these shares regardless of the owner of record may be affixed to the stock certificates to comply with Rule 144 or other rules of the United States Securities and Exchange Commission with regard to privately issued shares or shares issued to control or inside parties.
Additionally, all of these shares will be the subject of an escrow agreement regardless of the initial owner of record, restricting the transfer of shares for a period of time. The terms and conditions of this escrow agreement are contained in the Exhibit "_" attached hereto.

3. 1,050,000 shares of common stock of CareerTek to Mark Galligan, with him having the right to designate alternate owners of record. It is understood and agreed that restrictions on the transfer of any or all of these shares regardless of the owner of record may be affixed to the stock certificates to comply with Rule 144 or other rules of the United States Securities and Exchange
Commission with regard to privately issued shares or shares issued to control or inside parties.

This Agreement signed by all parties and so initialed by all parties in the margin opposite this paragraph constitutes a final written expression of all the terms of this agreement and is a complete and exclusive statement of those terms.

This Agreement is intended as the final and complete expression of the Agreement between the parties. No course of prior dealing between the parties and no usage of the industry is relevant to explain this Agreement.

Sellers will execute any subsequent documents, upon the reasonable request of the Buyer if at any time in the future it becomes necessary in the sole determination of the Buyer to have additional documentation in the furtherance of their business objectives with regard to use and/or subsequent development of the Software.

Sellers warrant that they have complete title and unencumbered ownership to the
Software and have the full rights to convey the Software absent any liens or other claims against the Software, neither business nor personal, including but not limited to bankruptcy or community property. Sellers also warrant that there is no litigation pending or to the best of their knowledge being considered by any other party, either directly against either or both of them as a result of any actions or omissions involving the Software, or against either or both of them which could reasonably result in an adverse judgment affecting the Buyer retaining full and unencumbered ownership of the Software.

Sellers have delivered all documentation that exists on the Software, and agree to deliver any documentation that may subsequently appear. Sellers also agree to provide a list of all individuals and companies who might have additional documentation and to cooperate with the Sellers in the event that Sellers desire to obtain this additional documentation from said third parties.

Buyer represents that it has done its full investigation on the suitability of the Software for their purposes and agree that they are acquiring it "as is,"
with no representations and warranties as to it operational capabilities, aside from title, as represented by the Sellers elsewhere in this Agreement.

In the event that a claim is lodged against Buyer at least primarily because of or relating to ownership of the Software, Sellers agree to indemnify and hold
Buyer completely harmless from any and all claims, to cooperate fully in the defense of title and to pay, as incurred, any and all legal fees and other expenditures in conjunction with the reasonable defense of the claims.

Both Buyer and Sellers hereby represent that they each have the full authority to execute this Agreement and to receive and/or deliver the consideration referred to herein.

This Agreement shall be construed under the laws of the State of Wyoming.

I witness, the parties have caused this Agreement to be executed as of the day and year written first above.

Buyer:                                                                 Seller:

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